F
o
r
t
h
e
p
e
r
i
o
d
e
n
d
e
d
(
b
)
N
o
v
e
m
b
e
r
3
0
,
2
0
0
0
F
i
l
e
n
u
m
b
e
r
(
c
)
8
1
1-
3
1
7
5
 P
r
u
d
e
n
t
i
a
l
S
e
c
t
o
r
F
u
n
d
s
,
I
n
c
 .
 P
r
u
d
e
n
t
i
a
l
F
i
n
a
n
c
i
a
l
S
e
r
v
i
c
e
s
F
u
n
d
 SUB-
 ITEM
  77J

 Recla
 ssifi
 catio
 n of
 Capit
  al
 Accou
  nts


      P
r
u
d
e
n
t
i
a
l
F
i
n
a
n
c
i
a
l
S
e
r
v
i
c
e
s
F
u
n
d
a
c
c
o
u
n
t
s
f
o
r
a
n
d
r
e
p
o
r
t
s
d
i
s
t
r
i
b
u
t
i
o
n
s
t
o
s
h
a
r
e
h
o
l
d
e
r
s
i
n
a
c
c
o
r
d
a
n
c
e
w
i
t
h
t
h
e
 A
m
e
r
i
c
a
n
I
n
s
t
i
t
u
t
e
o
f
C
e
r
t
i
f
i
e
d
P
u
b
l
i
c
A
c
c
o
u
n
t
a
n
t
s
,
S
t
a
t
e
m
e
n
t
o
f
P
o
s
i
t
i
o
n
9
3-
2
:
D
e
t
e
r
m
i
n
a
t
i
o
n
,
 D
i
s
c
l
o
s
u
r
e
,
a
n
d
F
i
n
a
n
c
i
a
l
S
t
a
t
e
m
e
n
t
P
r
e
s
e
n
t
a
t
i
o
n
o
f
I
n
c
o
m
e
,
C
a
p
i
t
a
l
G
a
i
n
,
a
n
d
R
e
t
u
r
n
o
f
C
a
p
i
t
a
l
 D
i
s
t
r
i
b
u
t
i
o
n
s
b
y
I
n
v
e
s
t
m
e
n
t
C
o
m
p
a
n
i
e
s
 .
T
h
e
e
f
f
e
c
t
f
o
r
t
h
e
F
u
n
d
o
f
a
p
p
l
y
i
n
g
t
h
i
s
s
t
a
t
e
m
e
n
t
w
a
s
t
o
d
e
c
r
e
a
s
e
u
n
d
i
s
t
r
i
b
u
t
e
d

n
e
t
i
n
v
e
s
t
m
e
n
t
i
n
c
o
m
e
b
y
$
8
0
,
8
6
4
,
d
e
c
r
e
a
s
e
a
c
c
u
m
u
l
a
t
e
d
n
e
t
r
e
a
l
i
z
e
d
l
o
s
s
o
n
i
n
v
e
s
t
m
e
n
t
s
b
y
 $
8
0
,
8
6
4
f
o
r
r
e
a
l
i
z
e
d
f
o
r
e
i
g
n
c
u
r
r
e
n
c
y
l
o
s
s
e
s
f
o
r
t
h
e
p
e
r
i
o
d
e
n
d
e
d
N
o
v
e
m
b
e
r
3
0
,
2
0
0
0
 .
N
e
t
i
n
v
e
s
t
m
e
n
t
i
n
c
o
m
e
,
n
e
t
r
e
a
l
i
z
e
d
g
a
i
n
s
a
n
d
n
e
t
a
s
s
e
t
s
w
e
r
e
n
o
t
a
f
f
e
c
t
e
d
b
y
t
h
i
s
c
h
a
n
g
e
 .
 N
e
t
i
n
v
e
s
t
m
e
n
t
i
n
c
o
m
e
,
n
e
t
r
e
a
l
i
z
e
d
g
a
i
n
s
a
n
d
n
e
t
a
s
s
e
t
s
w
e
r
e
n
o
t
a
f
f
e
c
t
e
d
b
y
t
h
i
s
c
h
a
n
g
e
 .